Exhibit 99.2
Contacts:     Melanie J. Dressel, President and Chief Executive Officer
(253) 305-1911

Clint E. Stein, Executive Vice President and Chief Financial Officer
(253) 593-8304

Columbia Banking System Declares Cash Dividend

TACOMA, Washington, April 24, 2013 - Columbia Banking System, Inc. (NASDAQ: COLB) announced today that a quarterly cash dividend of $0.10 per common share, and per common share equivalent for holders of preferred stock, will be paid on May 22, 2013 to shareholders of record as of the close of business on May 8, 2013.

Melanie Dressel, President and Chief Executive Officer of Columbia Banking System and Columbia Bank commented, “Based on our closing price on April 23, 2013, this results in a dividend yield of 1.91% and a payout ratio of 32%. The $0.10 cash dividend represents a 25% increase over the dividend paid for the same period a year ago.”

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding Company of Columbia State Bank, a Washington state-chartered full-service commercial bank. Columbia recently received a 2013 “Top Places to Work” award from the Business Examiner Media Group and was named for the sixth consecutive year as one of Puget Sound Business Journal's 2012 “Washington's Best Workplaces.”

With the recent acquisition of West Coast Bancorp, Columbia Banking System has 157 banking offices, including 86 branches in Washington State and 71 branches in Oregon. Columbia State Bank does business under the Bank of Astoria name in Astoria, Warrenton, Seaside, Cannon Beach, Manzanita and Tillamook in Oregon. More information about Columbia can be found on its website at www.columbiabank.com.

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Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These forward looking statements describe Columbia's management's expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia's style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” and words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia's filings with the Securities and Exchange Commission, available at the SEC's website at www.sec.gov and the Company's website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia's ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates may reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.